EXHIBIT 99.1

Item 6.  Selected Financial and Operating Data

Unless the context otherwise requires, references to “we,” “us,” “our,” the “Partnership” or “Western Gas Partners” refers to Western Gas Partners, LP and its subsidiaries. Our general partner, Western Gas Holdings, LLC (the “general partner” or “GP”), is owned by Western Gas Equity Partners, LP (“WGP”), a Delaware master limited partnership formed by Anadarko Petroleum Corporation. Western Gas Equity Holdings, LLC is WGP’s general partner and is a wholly owned subsidiary of Anadarko Petroleum Corporation. “Anadarko” refers to Anadarko Petroleum Corporation and its consolidated subsidiaries, excluding the Partnership and our general partner, and “affiliates” refers to wholly owned and partially owned subsidiaries of Anadarko, excluding the Partnership, and includes the interests in Fort Union Gas Gathering, LLC (“Fort Union”), White Cliffs Pipeline, LLC (“White Cliffs”), and Rendezvous Gas Services, LLC (“Rendezvous”). “Equity method investment throughput” refers to our 14.81% share of  Fort Union and 22% share of Rendezvous gross volumes.

References to the “Partnership assets” refer collectively to the assets we owned as of December 31, 2012, including the Non-Operated Marcellus Interest (as defined below). Because Anadarko controls us through its ownership and control of WGP, which owns our general partner, each of our acquisitions of assets from Anadarko has been considered a transfer of net assets between entities under common control. As such, the Partnership assets we acquired from Anadarko were initially recorded at Anadarko’s historic carrying value, which did not correlate to the total acquisition price paid by us (see Note 2—Acquisitions in the Notes to the Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K). Further, after an acquisition of  assets from Anadarko, we may be required to recast our financial statements to include the activities of such assets as of the date of  common control. For those periods requiring recast, the consolidated financial statements for periods prior to our acquisition of the Partnership assets from Anadarko, including the Non-Operated Marcellus Interest, have been prepared from Anadarko’s historical cost-basis accounts and may not necessarily be indicative of the actual results of  operations that would have occurred if we had owned the assets during the periods reported. For ease of reference, we refer to the historical financial results of the Partnership assets prior to our acquisitions from Anadarko as being “our” historical financial results.

 Acquisitions

The following table shows our selected financial and operating data, which are derived from our consolidated financial statements for the periods and as of the dates indicated. In May 2008, we closed our initial public offering “IPO.” Concurrently with the closing of the offering, Anadarko contributed to us the assets and liabilities of Anadarko Gathering Company LLC (“AGC”), Pinnacle Gas Treating LLC (“PGT”) and MIGC LLC (“MIGC”), which we refer to as our “initial assets.” In December 2008, we completed the acquisition of the Powder River assets from Anadarko, which included (i) the Hilight system, (ii) a 50% interest in the Newcastle system and (iii) a 14.81% membership interest in Fort Union Gas Gathering, LLC (“Fort Union”). In July 2009, we closed on the acquisition of a 51% membership interest in Chipeta Processing LLC (“Chipeta”) from Anadarko. We closed on the acquisitions of Anadarko’s Granger and Wattenberg assets in January 2010 and August 2010, respectively. In September 2010, we acquired a 10% interest in White Cliffs Pipeline, LLC (“White Cliffs”), which consisted of a 9.6% third-party interest, and a 0.4% interest from Anadarko, and are referred to collectively as the “White Cliffs acquisition.” The Partnership’s interest in White Cliffs is referred to as the “White Cliffs investment.” In February 2011, we acquired the Platte Valley gathering system and processing plant from a third party, and in July 2011, we acquired the Bison gas treating facility from Anadarko. In January 2012, we acquired Mountain Gas Resources, LLC (“MGR”) from Anadarko, which acquisition included the Red Desert complex and the 22% interest in Rendezvous. In August 2012, we acquired Anadarko’s then-remaining 24% membership interest in Chipeta (the “additional Chipeta interest”), receiving distributions related to the additional interest effective July 1, 2012.

In March 2013, we completed the acquisition of a 33.75% interest in both the Liberty and Rome gas gathering systems from Anadarko Marcellus Midstream, L.L.C. (“AMM”), a wholly owned subsidiary of Anadarko. The interest acquired is referred to as the “Non-Operated Marcellus Interest” and the acquisition as the “Non-Operated Marcellus Interest acquisition.” In September 2006, Anadarko and a third party entered into a 50/50 Joint Exploration Agreement covering counties in north-central Pennsylvania within an Area of Mutual Interest that the parties designated as “Area A.” Initial construction of the midstream assets within Area A began in May 2008, and in December 2011, following various sales of interests, AMM and three third-party owners (the “system owners”) entered into a Construction, Ownership and Operation agreement (the “COO Agreement”) to jointly own and develop the midstream assets in Area A (the “AMI Assets”). The AMI Assets are comprised of two systems, the Liberty Gas Gathering System and the Rome Gas Gathering System. See Note 2—Acquisitions in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

 Dates of common control

In connection with its August 23, 2006, acquisition of Western Gas Resources, Inc. (“Western”), Anadarko acquired MIGC, the Powder River assets, the Granger assets and the assets of MGR. Anadarko acquired the Wattenberg assets and a 75% interest in Chipeta in connection with its August 10, 2006, acquisition of Kerr-McGee Corporation (“Kerr-McGee”). Anadarko made its initial investment in White Cliffs on January 29, 2007.

Our consolidated financial statements include (i) the combined financial results and operations of AGC and PGT from their inception through the closing date of our IPO and (ii) the consolidated financial results and operations of Western Gas Partners, LP and its subsidiaries from the closing date of our IPO combined with (a) the financial results and operations of MIGC, the Powder River assets, the Granger assets and the MGR assets from August 23, 2006, (b) the financial results and operations of the Chipeta and Wattenberg assets from August 10, 2006, (c) the 0.4% interest in White Cliffs from January 29, 2007, (d) the financial results and operations of the Bison assets from 2009 (when Anadarko began construction of such assets, which were subsequently placed in service in June 2010), and (e) the financial results and operations of the Non-Operated Marcellus Interest from May 2008 (the date construction began on the Liberty and Rome gas gathering systems). Effective August 1, 2012, the Partnership’s noncontrolling interest excludes the financial results and operations of the additional Chipeta interest.

The information in the following table should be read together with Management’s Discussion and Analysis of Financial Condition and Results of Operations under Item 7 of Exhibit 99.2 to this Current Report on Form 8-K:

thousands except per-unit data,	Summary Financial Information
throughput and gross margin per Mcf	2012 (1)	2011 (1)	2010 (1)	2009 (1)	2008 (1)
Statement of Income Data (for the year ended):
Total revenues	$910,587	$869,405	$663,274	$619,764	$922,314
Costs and expenses	595,085	510,978	394,606	392,939	615,460
Depreciation, amortization and impairments	120,608	113,133	91,129	90,695	116,381

Total operating expenses	715,693	624,111	485,735	483,634	731,841

Operating income	194,894	245,294	177,539	136,130	190,473
Interest income (expense), net	(25,160)	(6,239)	1,449	10,762	13,110
Other income (expense), net	292	(44)	(538)	1,628	1,549
Income tax expense (2)	20,715	32,150	21,517	22,103	53,252

Net income	149,311	206,861	156,933	126,417	151,880
Net income (loss) attributable to noncontrolling interests	14,890	14,103	11,005	10,260	7,908

Net income attributable to Western Gas Partners, LP	$134,421	$192,758	$145,928	$116,157	$143,972

Key Performance Measures (for the year ended):
Gross margin	$574,508	$542,034	$416,798	$380,890	$457,599
Adjusted EBITDA attributable to Western Gas Partners, LP (3)	377,929	361,653	264,694	223,635	304,052
Distributable cash flow (3)	309,945	319,294	237,372	203,245	270,150
General partner interest in net income (4)	28,089	8,599	3,067	1,428	842
Limited partners’ interest in net income (4)	78,897	131,560	111,064	69,980	41,261

Net income per common unit (basic and diluted) (4)	$0.84	$1.64	$1.66	$1.25	$0.78
Net income per subordinated unit (basic and diluted) (4)	$—	$1.28	$1.61	$1.24	$0.77
Distributions per unit	$1.9600	$1.6550	$1.4400	$1.2600	$0.7582

Balance Sheet Data (at period end):
Net property, plant and equipment	$2,717,956	$2,121,152	$1,789,651	$1,746,197	$1,694,735
Total assets	3,749,922	2,991,579	2,345,255	2,278,512	2,203,023
Total long-term liabilities	1,284,180	860,092	649,414	568,331	569,256
Total equity and partners’ capital	$2,280,436	$2,004,169	$1,613,311	$1,627,818	$1,554,790

Cash Flow Data (for the year ended):
Net cash flows provided by (used in):
Operating activities	$338,026	$312,838	$252,898	$209,345	$280,805
Investing activities	(1,249,942)	(479,722)	(921,398)	(223,128)	(607,455)
Financing activities	1,105,338	366,369	625,590	47,694	362,750
Capital expenditures	$638,121	$149,717	$173,891	$121,295	$164,360

Operating Data (volumes in MMcf/d):
Gathering, treating and transportation throughput (5)	1,601	1,555	1,181	1,229	1,339
Processing throughput (6)	1,187	962	815	808	557
Equity investment throughput (7)	235	198	228	225	304

Total throughput	3,023	2,715	2,224	2,262	2,200
Throughput attributable to noncontrolling interests	228	242	197	180	124

Throughput attributable to Western Gas Partners, LP	2,795	2,473	2,027	2,082	2,076
Gross margin per Mcf (8)	$0.52	$0.55	$0.51	$0.46	$0.57
Gross margin per Mcf attributable to Western Gas Partners, LP (8) (9)	$0.54	$0.58	$0.54	$0.48	$0.58

(1)

Financial information and throughput has been recast to include the results attributable to the Non-Operated Marcellus Interest. See Note 2—Acquisitions in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(2)

Income earned by the Partnership, a non-taxable entity for U.S. federal income tax purposes, including and subsequent to our acquisition of the Partnership assets from Anadarko, except for the Chipeta assets, was subject only to Texas margin tax, while income earned prior to our acquisition of the Partnership assets, except for the Chipeta assets, was subject to federal and state income tax. Income attributable to Chipeta was subject to federal and state income tax prior to June 1, 2008, at which time substantially all of the Chipeta assets were contributed to a non-taxable entity for U.S. federal income tax purposes. See Note 1—Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(3)

Adjusted EBITDA attributable to Western Gas Partners, LP (“Adjusted EBITDA”) and Distributable cash flow are not defined in the generally accepted accounting principles in the United States (“GAAP”). For descriptions and reconciliations of Adjusted EBITDA and Distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with GAAP, please see the caption How We Evaluate Our Operations under Item 7 of Exhibit 99.2 to this Current Report on Form 8-K.

(4)

Net income for periods including and subsequent to our acquisitions of the Partnership assets is allocated to the general partner and the limited partners, including any subordinated unitholders, in accordance with their respective ownership percentages, and when applicable, giving effect to incentive distributions allocable to the general partner. Prior to our acquisition of the Partnership assets, all income is attributed to Anadarko. All subordinated units were converted into common units on August 15, 2011, on a one-for-one basis. For purposes of calculating net income per common and subordinated unit, the conversion of the subordinated units is deemed to have occurred on July 1, 2011. See Note 4—Equity and Partners’ Capital in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(5)

Excludes average NGL pipeline volumes from the Chipeta assets of 25 MBbls/d, 24 MBbls/d, 14 MBbls/d, 11 MBbls/d and 3 MBbls/d for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, respectively. Includes 100% of Wattenberg system volumes for all periods presented.

(6)

Consists of 100% of Chipeta and Hilight system volumes, 100% of the Granger and Red Desert complex volumes, 50% of Newcastle volumes, and throughput beginning March 2011 attributable to the Platte Valley system.

(7)

Represents our 14.81% share of Fort Union and 22% share of Rendezvous gross volumes and excludes 6 MBbls/d, 4 MBbls/d and 3 MBbls/d of average oil pipeline volumes for the years ended December 31, 2012, 2011 and 2010, respectively, representing our 10% share of average White Cliffs pipeline volumes. Our 10% share of White Cliffs volumes for 2009 was not material. The White Cliffs pipeline was placed in service in 2009 therefore no volumes were excluded for 2008.

(8)

Average for period. Calculated as gross margin (total revenues less cost of product) divided by total throughput (excluding throughput measured in barrels), including 100% of gross margin and volumes attributable to Chipeta, our 14.81% interest in income and volumes attributable to Fort Union and our 22% interest in income and volumes attributable to Rendezvous. Gross margin also includes 100% of gross margin attributable to our NGL pipelines and our 10% interest in income attributable to White Cliffs.

(9)	Excludes the noncontrolling interest owners’ proportionate share of revenues, cost of product and throughput.

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